Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Senior Vice President and	Associate Vice President, Investor Relations
	Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

	Bill Forbes	Media Contact: Alyssa Bleiberg
	Pharm D. and	212-485-6806
Chief Development Officer
919-862-100

DATA RELEASED TODAY DEMONSTRATE THAT MESALAMINE GRANULES

MAINTAIN REMISSION IN ULCERATIVE COLITIS PATIENTS WHO SWITCH FROM ANOTHER 5-ASA

More Patients Switched to Mesalamine Granules Maintained Remission

Versus Placebo (78 percent versus 59 percent)

ORLANDO, FL, October 7, 2008 – Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that 1.5 g mesalamine granules once-daily maintained remission versus placebo in ulcerative colitis (UC) patients who switched from another 5-ASA product (78 percent of relapse-free subjects vs. 59 percent [P<0.001]). These patients also had a greater probability of remaining relapse free after six months compared to placebo (77 percent vs. 50 percent [P<0.001] cumulative relapse-free probability)1. Mesalamine granules are being studied as a 5-ASA with both a delayed and extended release system that delivers mesalamine directly to the colon with minimal systemic exposure and convenient once-daily dosing. These data were presented today at the American College of Gastroenterology (ACG) 2008 Annual Scientific Meeting in Orlando, Florida.

“It is crucial for remittent ulcerative colitis patients to stay on treatment to prevent relapse, yet these patients often fail or switch 5-ASA therapy due to non-adherence or lack of efficacy,” said study author Gary R. Lichtenstein, MD, Director, Inflammatory Bowel Disease Program, Gastroenterology Division, Department of Medicine, University of Pennsylvania. “These results coupled with the formulation and convenient once-daily dosing may improve patient compliance, potentially making it an attractive maintenance therapy for remission of ulcerative colitis (subject to the FDA’s pending review).”

About the Study

Patients (n=487) with documented UC remission (as defined by the revised Sutherland Disease Activity Index) received 1.5 g mesalamine granules (four 375-mg capsules once daily) or placebo once daily for six months. Patients taking mesalamine granules achieved the following results:

•	Overall, nearly 8 out of 10 patients maintained remission of UC after six months (78 percent vs. 59 percent with placebo [P<0.001])

•	In a sub-set analysis, 305 patients who switched from a prior 5-ASA had a higher probability of remaining relapse free after six months (77 percent vs. 50 percent [P<0.001])

Additional Mesalamine Granules Abstracts Presented at ACG

Poster 279

Mesalamine granules 1.5 g once-daily were clinically demonstrated to be more effective than placebo in maintaining long-term remission of UC (79 percent vs. 58 percent of patients were relapse-free at six months [P<0.001]). A larger proportion of mesalamine granules patients showed a clinically favorable change from baseline in physician-rated disease activity at month six compared with placebo (78 percent vs. 64 percent [P=0.005]). Patients taking mesalamine granules also had a higher probability of remaining relapse-free at six months (77 percent vs. 56 percent [P<0.001]). 2

Poster 673

Overall, fewer patients taking mesalamine granules (28 percent) withdrew versus patients who received placebo (43 percent) due to disease relapse (12 percent vs. 20 percent for placebo) or adverse events (11 percent vs. 16 percent for placebo). For mesalamine granules versus placebo, the most common adverse events were UC flare (11 percent vs. 24 percent), headache (11 percent vs. 8 percent), and diarrhea (8 percent vs. 7 percent). Incidence of renal, hepatic, and pancreatic AEs was low and comparable in both the mesalamine granules (6 percent) and placebo (5 percent) groups. The percentage of patients who experienced serious adverse events was small in both the mesalamine granules (1 percent) and placebo (two percent) groups, and no event reported in the mesalamine granules group was considered drug-related.3

Poster 682 & Poster 681

An additional study showed that the pharmacokinetic profile and systemic absorption of mesalamine granules was comparable whether administered once- or twice-daily.4 In addition, the overall systemic absorption of mesalamine granules was low and essentially unaltered by a high-fat meal eaten before dosing, as seen in a fifth study5. The ability to take mesalamine granules with or without food, along with its once-daily dosing, may improve patient compliance and treatment success.

“The results of these studies, providing evidence of once-daily mesalamine granules in maintaining remission, are good news for remittent ulcerative colitis patients,” said Bill Forbes, Pharm.D., Salix Vice President, Research & Development, and Chief Development Officer. “Salix is committed to continually striving to better serve the needs of patients who suffer from this debilitating condition.”

About Mesalamine Granules

Salix acquired rights to market mesalamine granules in the U.S. from Dr. Falk Pharma GmbH of Freiburg, Germany. Mesalamine granules have been approved in Germany since 2001 for the treatment of symptoms related to inflammatory bowel disease. In addition, the once-daily dosing label is currently approved via mutual recognition procedure in Austria, Belgium, Denmark, Finland, Germany, Greece, Ireland, Luxemburg, Netherlands, Norway, Portugal, Sweden, UK, and Spain.

Salix is currently seeking regulatory approval of the product in the U.S. Given the product’s unique delivery mechanism, Salix intends to develop it for a variety of treatment options and improved dosing regimens.

About Ulcerative Colitis

Ulcerative colitis is a chronic inflammatory disease of the colon or large intestine. The inflammation usually begins in the rectum and lower colon, but it may also involve the entire colon.

Because the inflammation makes the colon empty frequently, symptoms typically include diarrhea (sometimes accompanied by blood) and often abdominal pain. About five percent of people with ulcerative colitis will develop colorectal cancer.

Patients with ulcerative colitis may experience periods of remission (times when the symptoms go away) that can last for months or years. However, most patients’ symptoms eventually return. Active therapy is treatment given to treat ulcerative colitis symptoms when they are active. Maintenance therapy refers to treatment given to patients to enable them to stay in remission, to maintain their health in a disease-free, or limited-disease, state. Maintenance medications must be taken for a prolonged period of time.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete with any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg, OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, COLAZAL® (balsalazide disodium) Capsules 750 mg, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. METOZOLV™ ODT (metoclopramide), mesalamine granules, balsalazide tablet, vapreotide acetate and rifaximin for additional indications are under development.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Web site at www.salix.com or contact the Company at 919-862-1000. Information on our Web site is not incorporated into our SEC filings.

Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the high cost and uncertainty of the research, clinical trials and other development activities involving pharmaceutical products; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; our need to return to profitability; generic and other competition and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; market acceptance for approved products and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.

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1.	Lichtenstein GR, et al. Once-daily mesalamine granules effectively maintains remission in patients with ulcerative colitis who switch from different 5-ASA formulations
2.	Gordon GL, et al. Once-daily mesalamine granules is effective and safe in maintenance of remission in mild-to-moderate ulcerative colitis
3.	Zakko, S, et al. Safety profile of once-daily mesalamine granules as maintenance therapy for mild-to-moderate ulcerative colitis
4.	Safdi A, et al. Multiple-dose pharmacokinetics of mesalamine granules, a unique formulation providing delayed and extended release of 5-ASA
5.	Safdi A, et al. Minimal effect of a high-fat meal on the pharmacokinetics of once-daily mesalamine granules